Exhibit 4.1

FOURTH AMENDMENT AND WAIVER

This FOURTH AMENDMENT AND WAIVER (this “Amendment and Waiver”), dated and effective as of February 22, 2023 (the “Fourth Amendment Effective Date”), is made by and among LUMIRADX INVESTMENT LIMITED, a private company with limited liability incorporated under the laws of England and Wales with company number 10260187 (as “Borrower” and a Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (“BPCR”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (“BioPharma Credit” and together with BPCR, the “Lenders” and each a “Lender”).

Recitals

A. The Collateral Agent, the Lenders, the Borrower, the Parent and the other Credit Parties thereunder have entered into that certain Loan Agreement, dated as of March 23, 2021 (as amended pursuant to the First Amendment to Loan Agreement dated March 28, 2022, the Second Amendment to Loan Agreement dated June 17, 2022 and the Third Amendment to Loan Agreement dated July 18, 2022 (the “Loan Agreement”).

B. In connection with Borrower’s covenant under Section 6.15 of the Loan Agreement to maintain a threshold amount of consolidated Liquidity of Issuer and its Subsidiaries commencing with the first full calendar month occurring immediately after the Effective Date, Section 6.15 of the Loan Agreement prohibits consolidated Liquidity of Issuer and its Subsidiaries for each calendar month, tested on both the 15th day and the last day of each such calendar month, to be less than $75,000,000 (the “Minimum Liquidity Covenant”).

C. In connection with Borrower’s covenant under Section 6.16 of the Loan Agreement to maintain a threshold amount of trailing twelve-month Net Sales commencing with the first full fiscal quarter occurring after the Effective Date, Section 6.16(b) of the Loan Agreement prohibits trailing twelve-month Net Sales of Issuer and its Subsidiaries, tested at the end of the fiscal quarter ending March 31, 2023, to be less than $275,000,000 (the “Minimum Net Sales Covenant”).

D. In accordance with Section 11.5 of the Loan Agreement, Lenders agree to provide Borrower with a waiver of the Minimum Liquidity Covenant and the Minimum Net Sales Covenant, and Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and Lenders desire to amend the Loan Agreement to modify certain terms and conditions relating to the Term Loans, in each case on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. All capitalized terms used in this Amendment and Waiver (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and Waiver and are incorporated herein by this reference.
2.
Amendments to Loan Agreement.
a.
The Loan Agreement shall be amended by deleting in its entirety Section 2.7(b) of the Loan Agreement and replacing it as follows:

“(b) Facility Fee. As additional consideration for each Lender’s having made a Term Loan pursuant to Section 3.4, on the Term Loan Maturity Date or the date of any prepayment of any Term Loan by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), Borrower shall pay to each Lender an amount equal to such Lender’s Applicable Percentage of the product of (A) the principal amount of the Term Loan being paid or prepaid, multiplied by (B) 0.090 (each such product, the “Facility Fee”). Any and all Facility Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount for U.S. federal income tax purposes.”

b.
The Loan Agreement shall be amended by deleting in its entirety the Collateral Agent’s notice details in Section 9 of the Loan Agreement and replacing them as follows:

“BioPharma Credit Plc

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: +44 01 392 477 500

Fax: +44 01 392 438 288

Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: Pharmakon@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: +1 (212) 872-8081

Fax: +1 (212) 872-1002

Email: gsecol@akingump.com”

c.
The Loan Agreement shall be amended by deleting in its entirety the notice details of each Lender in Exhibit D of the Loan Agreement and replacing them as follows:

“BPCR LIMITED PARTNERSHIP

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: +44 01 392 477 500

Fax: +44 01 392 438 288

Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: Pharmakon@pharmakonadvisors.com

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: +1 (212) 872-8081

Fax: +1 (212) 872-1002

Email: gsecol@akingump.com”

“BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

c/o BioPharma Credit Investments V GP LLC

c/o Walkers Corporate Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9008

Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: Pharmakon@pharmakonadvisors.com

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: +1 (212) 872-8081

Fax: +1 (212) 872-1002

Email: gsecol@akingump.com”

3.
Representations and Warranties; Reaffirmation.
a.
Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.
Borrower has all requisite power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated hereby.
ii.
This Amendment and Waiver has been duly executed and delivered by Borrower and, subject to the Legal Reservations, is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms.
iii.
The execution, delivery and performance by Borrower of this Amendment and Waiver have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Fourth Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Fourth Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.
b.
Both before and immediately after giving effect to this Amendment and Waiver, no Event of Default or Default has occurred.
c.
Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment and Waiver, except as expressly provided herein. By executing this Amendment and Waiver, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment and Waiver.
4.
Waivers. As of the Fourth Amendment Effective Date:
a.
the requirement in Section 6.15 of the Loan Agreement that the consolidated Liquidity of Issuer and its Subsidiaries for each full calendar month occurring immediately after the Fourth Amendment Effective Date through the calendar month ending June 30, 2023, tested on both the 15th day and last day of each such calendar month, not be less than $75,000,000 is hereby waived; provided, however, that the foregoing waiver shall cease to apply with respect to the requirement in Section 6.15 of the Loan Agreement that the consolidated Liquidity of Issuer and its Subsidiaries for the calendar month ending June 30, 2023, tested on the last day of such calendar month, not be less than $75,000,000; and
b.
the requirement in Section 6.16(b) of the Loan Agreement that the trailing twelve-month Net Sales of Issuer and its Subsidiaries for the fiscal quarter ending March 31, 2023, tested at the end of such fiscal quarter, not be less than $275,000,000 is hereby waived.
5.
Limitation of Waivers. The waivers set forth above shall be limited precisely as written and relate solely to the provisions of Section 6.15 and Section 6.16(b) of the Loan Agreement (as amended by this Amendment and Waiver) in the manner and to the extent described above and nothing in this Amendment and Waiver shall be deemed to:
a.
constitute a waiver of compliance by Borrower or any other Credit Party with respect to any other term, provision or condition of the Loan Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or
b.
prejudice any right or remedy that the Collateral Agent or any Person that is a lender at any time under the Loan Agreement may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

For the avoidance of doubt, nothing in this Amendment and Waiver shall be deemed to constitute a waiver of compliance by Borrower of:

i. the requirement in Section 5.2(j) of the Loan Agreement that Issuer deliver to the Collateral Agent confirmations of consolidated Liquidity of Issuer and its Subsidiaries, in each case certified by a Responsible Officer of Issuer, after each of the 15th and the last day of each calendar month occurring from and after the Fourth Amendment Effective Date on the terms set out in Section 5.2(j) of the Loan Agreement;

ii. the requirement in Section 6.15 of the Loan Agreement that the consolidated Liquidity of Issuer and its Subsidiaries for the calendar month ending June 30, 2023, tested at the end of such calendar month by reference to confirmation of consolidated Liquidity of Issuer and its Subsidiaries provided to the Collateral Agent on the terms set out in Section 5.2(j) of the Loan Agreement, not be less than $75,000,000;

iii. the requirement in Section 6.15 of the Loan Agreement that the consolidated Liquidity of Issuer and its Subsidiaries for each full calendar month occurring after June 30, 2023, tested on both the 15th day and last day of each such calendar month by reference to confirmation of consolidated Liquidity of Issuer and its Subsidiaries provided to the Collateral Agent on the terms set out in Section 5.2(j) of the Loan Agreement, not be less than $75,000,000;

iv. the requirement in Section 6.16(b) of the Loan Agreement that the trailing twelve-month Net Sales of Issuer and its Subsidiaries for the fiscal quarter ending June 30, 2023, tested at the end of such fiscal quarter, not be less than $325,000,000;

v. the requirement in Section 6.16(b) of the Loan Agreement that the trailing twelve-month Net Sales of Issuer and its Subsidiaries for the fiscal quarter ending September 30, 2023, tested at the end of such fiscal quarter, not be less than $375,000,000; and

vi. the requirement in Section 6.16(b) of the Loan Agreement that the trailing twelve-month Net Sales of Issuer and its Subsidiaries for the fiscal quarter ending December 31, 2023, tested at the end of such fiscal quarter, not be less than $500,000,000.

6.
References to and Effect on Loan Agreement. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not, directly or indirectly, (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any right, power or remedy of any Lender or the Collateral Agent, (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document or (iv) in any way affect any of the provisions of the Loan Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Fourth Amendment Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment and Waiver. Except as specifically set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law. Each of the Credit Parties acknowledges and agrees that the waivers set forth in Section 4 above do not in any manner whatsoever limit any right of any of the Lenders or the Collateral Agent to insist upon strict compliance by Borrower with the Loan Agreement (as amended by this Amendment and Waiver).

7.
Successors and Assigns. This Amendment and Waiver binds and is for the benefit of Borrower, Parent, Issuer, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
8.
Governing Law; Venue; Jury Trial Waiver. THIS AMENDMENT AND WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment and Waiver.
9.
Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment and Waiver. Delivery of an executed counterpart of this Amendment and Waiver by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Amendment and Waiver.
10.
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and Waiver and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Fourth Amendment and Waiver to be executed as of the date first written above by each of their officers thereunto duly authorized.

LUMIRADX INVESTMENT LIMITED,

as Borrower and a Credit Party on its own behalf

and on behalf of each other Credit Party

By: /s/ Veronique Ameye
Name: Veronique Ameye
Title: Director

[Signature page to Fourth Amendment and Waiver]

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By: /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio

Title: Managing Member

BPCR LIMITED PARTNERSHIP,

as a Lender

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By: /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By: BioPharma Credit Investments V GP LLC,

its general partner

By: Pharmakon Advisors, LP,

its Investment Manager

By: /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

[Signature page to Fourth Amendment and Waiver]